                             SUB-ADVISORY AGREEMENT


     THIS AGREEMENT is made and entered into on this 23rd day of October, 1998 between SECURITY MANAGEMENT COMPANY, LLC (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and OPPENHEIMERFUNDS, INC. (the "Subadviser"), a Colorado corporation registered under the Investment Advisers Act.

                                   WITNESSETH:

     WHEREAS, Security Equity Fund (the "Fund"), a Kansas corporation, is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, Security Equity Fund has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage its assets;

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

     WHEREAS, the Adviser desires to retain the Subadviser as subadviser for the Global Series (the "Fund") to act as investment adviser for and to manage the Fund's Investments (as defined below) and the Subadviser desires to render such services.

     NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

     1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage certain assets of the Fund subject to the supervision of the Adviser and the Board of Directors of the Fund and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Fund's Investments. The Subadviser shall not be responsible for any services to the Fund or to bear any expenses other than those delineated in this Agreement.

     2. DUTIES OF SUBADVISER.

        (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board to purchase, hold and sell investments for the account of the Fund (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. The Subadviser shall give the Fund the benefit of its best efforts in rendering its services as Subadviser. The Subadviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

        (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Fund's Board to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund's Investments with or through, such persons, brokers or dealers as Subadviser may select which may include, to the extent permitted by the Adviser and Security Equity Fund, brokers or dealers affiliated with the Subadviser, and negotiate commissions to be paid on such transactions. The Subadviser agrees that in placing such orders it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. The Subadviser will report on such allocations at the request of the Adviser, the Fund or the Fund's Board providing such information as the number of aggregated trades to which the Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades. Subject to the foregoing provisions of this subsection 2(b), the Subadviser may also consider sales of fund shares and shares of other investment companies managed by the Subadviser or its affiliates as a factor in the selection of brokers or dealers for the Fund's portfolio transactions.

        (c) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund ("Principal Transactions"); PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with the Fund if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

             The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Fund with a copy of such Code of Ethics.

        (d) BOOKS AND RECORDS. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder solely with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections (b)(1), (5), (6),
     (7),  (9),  (10)  and (11)  and  Subsection  (f) of Rule  31a-1  under  the
     Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the Fund and shall be immediately surrendered to the Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Fund or the Adviser at any time upon reasonable request and notice, including telecopy, during any business day.

        (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Fund may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice (but no more than once in any 12-month period) to review the Investments of the Fund.

             The Subadviser will also provide such information as is customarily provided by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

        (f)  CUSTODY  ARRANGEMENTS.  The  Subadviser  shall  provide  the Fund's
     custodian,   on  each  business  day  with  information   relating  to  all
     transactions concerning the Fund's assets.

        (g) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In all matters relating to the performance of this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons shall act in conformity with the Fund's Articles of Incorporation, By-Laws, and currently effective registration statement and with the written instructions and directions of the Fund's Board and the Adviser, and shall comply with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act, the rules thereunder, and all other applicable federal and state laws and regulations.

             In carrying out its obligations under this Agreement, the Subadviser shall ensure that the Fund complies with all applicable statutes and regulations necessary to qualify the Fund as a Regulated Investment Company under Subchapter M of the Code (or any successor provision), and shall notify the Adviser immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

             The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) the Articles of Incorporation of the Fund, (ii) the By-Laws of the Fund, (iii) the Fund's registration statement under the Investment Company Act and the Securities Act of 1933, as amended, as filed with the Commission, and (iv) any written instructions of the Security Equity Fund Board and the Adviser.

        (h) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Fund.

     3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

     4. COMPENSATION. The Adviser shall pay to the Subadviser, for the services rendered hereunder, an annual fee equal to a percentage of the average daily closing value of the combined net assets of the Fund and Series D of SBL Fund, computed on a daily basis and payable monthly, as follows: 0.35 percent of such assets up to $300 million, plus 0.30 percent of such assets over $300 million up to $750 million and 0.25 percent of such assets over $750 million. If this Agreement shall be effective for only a portion of a year, then the Subadviser's compensation for said year shall be prorated for such portion. For purposes of this paragraph 4, the value of the net assets of the Fund shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's Prospectus. Payment of the Subadviser's compensation for the preceding month shall be made as promptly as possible after the end of each month.

     5. EXPENSES. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its investment management duties under this Agreement without the approval of the Adviser and the Fund's Board.

     6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

        (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

        (b) The Subadviser will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

        (c) The Subadviser has registered as a commodities trading advisor under the CEA with the Commodity Futures Trading Commission (the "CFTC");

        (d) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Colorado with the power to own and possess its assets and carry on its business as it is now being conducted;

        (e) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or
     (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

        (f) This Agreement is a valid and binding agreement of the Subadviser;

        (g) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     7. NON-EXCLUSIVITY. The services of the Subadviser with respect to the Fund are not deemed to be exclusive, and the Subadviser and its officers shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities.

     8. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

        (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

        (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

        (c) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

        (d) The execution, delivery and performance by the Adviser of this Agreement and the Advisory Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

        (e) This Agreement and the Advisory Agreement are valid and binding agreements of the Adviser;

        (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

        (g) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 8 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     10. LIABILITY AND INDEMNIFICATION.

        (a) LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a breach of its duties hereunder,  the  Subadviser  shall not be subject to any  liability  to the
     Adviser,   Security  Equity  Fund,  or  the  Fund  or  any  of  the  Fund's
     shareholders, and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser and the Subadviser from any of their respective obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA. The Subadviser shall not be liable to the Adviser, Security Equity Fund or the Fund for any losses that may be sustained as a result of delays in or inaccuracy of information about the Fund provided to the Subadviser by or on behalf of the Adviser or the Fund's Custodian.

        (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser, Security Equity Fund and the Fund, and their respective officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained by the Adviser, Security Equity Fund or the Fund, as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's, Security Equity Fund's or the Fund's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

     11. DURATION AND TERMINATION.

        (a) DURATION. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to Security Equity Fund unless it has first been approved (i) by a vote of a majority of those directors of Security Equity Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
     (ii) by vote of a majority of Security Equity Fund's outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to the Fund if specifically approved each year by either (i) the Board of Directors of Security Equity Fund, or (ii) by the affirmative vote of a majority of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement with respect to the Fund must be approved by the vote of a majority of Security Equity Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Fund may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

        (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

            (i) By vote of a majority of the Board of Directors of Security Equity Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

            (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice period, upon twenty (20) days written notice;

            (iii) By the Adviser immediately upon written notice to the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

            (iv) By the Subadviser upon 180 days written notice to the Adviser and the Fund.

             This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

     12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. The Adviser shall remain responsible for, among other things, providing the following services with respect to the Fund:

        (a) The Adviser shall provide the Subadviser, or shall cause the Fund's Custodian to provide to the Subadviser, on each business day as of time deadline to be mutually agreed upon, a report or a computer download in a mutually acceptable software program and format, detailing the Fund's portfolio holdings, uninvested cash, current valuations and other information requested by the Subadviser to assist it in carrying out its duties under this Agreement, as of the close of the prior business day. In performing its obligations under this Agreement, the Subadviser may rely upon the information provided to it by or on behalf of the Adviser or the Fund's Custodian.

        (b) Composition of periodic reports with respect to the Fund's operations for shareholders of the Fund, composition of proxy materials for meetings of the Fund's shareholders and the composition of such registration statements as may be required by Federal and state securities laws for the continuous public offering and sale of shares of the Fund, as well as the determination of the net asset value of shares of the Fund.

     13. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment with respect to the Fund shall be approved by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

     14. NOTICE. Any notice that is required to be given by the parties to each other (or to the Fund) under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

           (a)    If to the Subadviser:

                  OppenheimerFunds, Inc.
                  Two World Trade Center
                  New York, New York 10048-0203
                  Attention: Andrew J. Donohue
                  Facsimile: (212) 321-1159

           (b)    Copy to:

                  OppenheimerFunds, Inc.
                  6801 Tucson Way
                  Englewood, CO 80112
                  Attention: Treasurer
                  Facsimile: (303) 768-2849

           (c) If to the Adviser:

                  Security Management Company, LLC
                  700 SW Harrison
                  Topeka, Kansas 66636-0001
                  Attention: James R. Schmank, President
                  Facsimile: (785) 431-3080

           (d)    If to Security Equity Fund:

                  Security Equity Fund
                  700 SW Harrison
                  Topeka, Kansas 66636-0001
                  Attention: Amy J. Lee, Secretary
                  Facsimile: (785) 431-3080

     15. GOVERNING LAW; JURISDICTION. Except as indicated in section 19(b) of this Agreement, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts,   all  of  which  shall  together  constitute  one  and  the  same instrument.

     17. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     18. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     19. CERTAIN DEFINITIONS.

        (a) "BUSINESS DAY." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

        (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                    SECURITY MANAGEMENT COMPANY, LLC

                                    By:      JAMES R. SCHMANK
                                             -----------------------------------
                                    Name:    James R. Schmank
                                    Title:   President


                                    Attest:  AMY J. LEE
                                             -----------------------------------
                                    Name:    Amy J. Lee
                                    Title:   Secretary


                                    OPPENHEIMERFUNDS, INC.

                                    By:      ROBERT G. ZACK
                                             -----------------------------------
                                    Name:    Robert G. Zack
                                    Title:   Senior Vice President


                                    Attest:  MITCHELL J. LINDAUER
                                             -----------------------------------
                                    Name:    Mitchell J. Lindauer
                                    Title:   Vice President

Pursuant to the agreement (the "Agreement") dated October 23, 1998 by and between Security Management Company LLC (the "Advisor") and OppenheimerFunds, Inc. (the "Subadvisor"), the Advisor notifies the Subadvisor as follows:

1. The Subadvisor's appointment as subadvisor for Security Equity Fund, Global Fund Series (the "Fund") pursuant to the Agreement takes effect as of the close of business on October 30, 1998.

2. The Advisor shall provide to the Subadvisor, from October 30, 1998 to June 30, 1999, with reports of daily trades in the form attached hereto as Exhibit A, and the other reports on Exhibit B, for the Fund's portfolio. Such reports shall be provided following the close of each business day, and other reports shall be provided on a periodic basis as reasonably requested by the Subadvisor.


                                    SECURITY MANAGEMENT COMPANY, LLC

                                    By:      BRENDA M. HARWOOD
                                             -----------------------------------
                                    Name:    Brenda M. Harwood
                                    Title:   Treasurer

Accepted on behalf of
OPPENHEIMERFUNDS, INC.

By:      MITCHELL J. LINDAUER
         -----------------------------------
Name:    Mitchell J. Lindauer
Title:   Vice President

                                                                       EXHIBIT A

                       DAILY TRADES SECURITY EQUITY GLOBAL
                             10/27/98 thru 10/28/98

                                                                                    OUTSTANDING
    ISSUER  SECURITY NUMBER  SECURITY DESCRIPTION  COUNTRY OF RISK  INCOME/EXPENSE  SHARES/PAR      ASSET GROUP   CATEGORY LEVEL 1
    ------  ---------------  --------------------  ---------------  --------------  --------------  ------------  ----------------
BUY
    308251     308251306         CONOCO, INC.       UNITED STATES   OIL - DOMESTIC  191,456,000.00  COMMON STOCK   COMMON STOCKS

                                                                       EXHIBIT B

                  REPORT                                        FREQUENCY

Trades Report                                    every business day
Invest One Parm 4% Report                        Monday of every week
Invest One Spectra 25% Report                    Monday of every week
Invest One Spectra 65% Report                    1st business day of every month
Invest One Spectra Portfolio Holdings Report     1st business day of every month